Exhibit 99.1

Dell Reports First Quarter Financial Results

  Revenue of $14.4 billion
  GAAP Earnings of $0.36 per share, non-GAAP earnings was $0.43 per share
  Dell Enterprise Solutions and Services revenue grew 2 percent year over year to $4.5 billion

ROUND ROCK, Texas--(BUSINESS WIRE)--May 22, 2012--Dell announced its fiscal 2013 first quarter results today, continuing to show progress in its move to being a total enterprise services and solutions provider. Revenue for the quarter was $14.4 billion, with GAAP operating income of $824 million, and earnings of $0.36 per share.

“We’re committed to continuing our strategy to re-shape Dell’s business as an end-to-end IT provider,” said Michael Dell, chairman and CEO. “We saw continued progress in our first quarter with the innovative IT solutions we’re providing – notably our latest Dell servers, storage, networking and services that deliver customers enhanced productivity.”

“We continued to shift the mix of our business during a challenging environment,” said Brian Gladden, Dell chief financial officer. “Our enterprise solutions and services businesses now account for 50 percent of our gross margin, and we’ll continue to make the necessary investments to maintain our progress.”

Results

  Revenue in the quarter was $14.4 billion, a 4 percent decrease from the previous year.
  GAAP earnings per share in the quarter was 36 cents, down 27 percent from the previous year; non-GAAP EPS was 43 cents, down 22 percent.
  GAAP operating income for the quarter was $824 million, or 5.7 percent of revenue. Non-GAAP operating income was $1 billion, or 7 percent of revenue.
  Cash used in operations in the quarter was $138 million. For the past four quarters, Dell has generated $4.9 billion in cash flow. Dell ended the quarter with $17.2 billion in cash and investments.

Fiscal-Year 2013 First Quarter Highlights

	First Quarter
(in millions)	FY13	FY12	Change
Revenue	$14,422	$15,017	(4)%

Operating Income (GAAP)	$824	$1,212	(32)%
Net Income (GAAP)	$635	$945	(33)%
EPS (GAAP)	$0.36	$0.49	(27)%

Operating Income (non-GAAP)	$1,010	$1,376	(27)%
Net Income (non-GAAP)	$761	$1,050	(28)%
EPS (non-GAAP)	$0.43	$0.55	(22)%

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility-action costs, and acquisition-related charges. All comparisons in this press release are year over year unless otherwise noted.

Strategic Highlights:

  Dell Enterprise Solutions and Services revenue grew 2 percent year over year to $4.5 billion and contributed half of Dell’s gross margin. The ESS revenue grew 5 percent excluding third-party storage.
  Dell Services revenue was $2.1 billion, up 4 percent. Services backlog increased 9 percent to $15.4 billion.
  Dell-owned storage grew 24 percent to $423 million.
  Server and networking revenue grew 2 percent.

Business Units and Regions:

  Large Enterprise revenue was $4.4 billion in the quarter, a 3 percent decline. Operating income for the quarter was $402 million, or 9.1 percent of revenue.
  Public revenue was $3.5 billion, a 4 percent decrease. Operating income for the quarter was $271 million, or 7.8 percent of revenue.
  Small and Medium Business revenue grew 4 percent to $3.5 billion. Enterprise Solutions and Services revenue increased 17 percent, led by services revenue growth of 23 percent and servers and networking of 16 percent. SMB had $389 million in operating income, or 11.2 percent of revenue.
  Consumer revenue was $3 billion, a 12 percent decline. Operating income was $32 million or 1.1 percent of revenue.
  Asia-Pacific and Japan revenue was flat but China increased 9 percent. EMEA revenue was down 1 percent in the quarter. Americas was down 7 percent. Revenue in the BRIC countries increased 4 percent.

Company Outlook:

The company expects second quarter revenue to be in line with historical seasonal trends and be up 2-4 percent from first-quarter levels.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. As previously announced, the first-quarter analyst call with Michael Dell, chairman and CEO; Brian Gladden, CFO; and, Steve Felice, Chief Commercial Officer, will be webcast live today at 4:00 CDT and archived at www.dell.com/investor. To monitor highlighted facts from the analyst call, follow on the Dell Investor Relations Twitter account at: http://twitter.com/dellshares or hashtag #DellEarnings. To communicate directly with Dell, go to www.dell.com/dellshares.

Segment Realignment:

In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively with non-GAAP gross margin and non-GAAP operating expenses, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures” and has presented a detailed discussion of its reasons for including the non-GAAP financial measures and the limitations associated with those measures under the heading “Use of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note on Forward Looking Statements:

Statements in this press release that relate to future results and events (including statements about Dell’s future financial and operating performance, trends relating to mix shift, macroeconomic uncertainty, organic and inorganic investments and success relating to strategic transformation, as well as the financial guidance with respect to cash flow from operations, net income and non-GAAP earnings per share) are forward-looking statements and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: intense competition; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; Dell’s ability to achieve favorable pricing from its vendors; weak global economic conditions and instability in financial markets; Dell’s ability to manage effectively the change involved in implementing strategic initiatives; successful implementation of Dell’s acquisition strategy; Dell’s cost-efficiency measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to deliver consistent quality products and services; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell’s sales channel partners; access to the capital markets by Dell or its customers; weak economic conditions and additional regulation affecting our financial services activities; counterparty default; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; loss of government contracts; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions; cyber attacks or other data security breaches; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; Dell’s ability to attract, retain, and motivate key personnel; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended February 3, 2012. In particular, Dell’s expectations with regard to cash flow from operations, net income and non-GAAP earnings per share for the full fiscal year ending Feb. 1, 2013 assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, that macroeconomic uncertainties do not materialize into significant economic difficulties, no significant change in product mix patterns, and continued geographic customer demand trends. In particular, Dell’s expectations with regard to second quarter revenue amounts assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, that macroeconomic uncertainties do not materialize into significant economic difficulties, no significant change in product mix patterns, and continued geographic customer demand trends. Dell assumes no obligation to update its forward-looking statements.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	May 4,	February 3,	April 29,
	2012	2012	2011	Sequential	Yr. to Yr.

Net revenue
Products	$11,423	$12,925	$12,059	(12%)	(5%)
Services, including software related	2,999	3,106	2,958	(3%)	1%
Total net revenue	14,422	16,031	15,017	(10%)	(4%)

Cost of net revenue
Products	9,330	10,521	9,436	(11%)	(1%)
Services, including software related	2,025	2,125	2,149	(5%)	(6%)
Total cost of net revenue	11,355	12,646	11,585	(10%)	(2%)

Gross margin	3,067	3,385	3,432	(9%)	(11%)

Operating expenses
Selling, general and administrative	2,009	2,218	2,025	(9%)	(1%)
Research, development and engineering	234	236	195	(1%)	20%
Total operating expenses	2,243	2,454	2,220	(9%)	1%

Operating income	824	931	1,212	(11%)	(32%)

Interest and other, net	(32)	(24)	(42)	(32%)	25%
Income before income taxes	792	907	1,170	(13%)	(32%)
Income tax provision	157	143	225	9%	(30%)
Net income	$635	$764	$945	(17%)	(33%)

Earnings per share:
Basic	$0.36	$0.43	$0.50	(16%)	(28%)
Diluted	$0.36	$0.43	$0.49	(16%)	(27%)

Weighted average shares outstanding:
Basic	1,759	1,778	1,908	(1%)	(8%)
Diluted	1,774	1,796	1,923	(1%)	(8%)

Percentage of Total Net Revenue:
Gross margin	21.3%	21.1%	22.9%
Selling, general and administrative	13.9%	13.8%	13.5%
Research and development	1.7%	1.5%	1.3%
Operating expenses	15.6%	15.3%	14.8%
Operating income	5.7%	5.8%	8.1%
Income before income taxes	5.5%	5.7%	7.8%
Net income	4.4%	4.8%	6.3%
Income tax rate	19.8%	15.8%	19.2%

Net Revenue by Product Category:
Servers and Networking	$2,017	$2,220	$1,973	(9%)	2%
Storage	444	500	481	(11%)	(8%)
Services	2,071	2,179	1,984	(5%)	4%
Software and Peripherals	2,386	2,558	2,567	(7%)	(7%)
Mobility	4,236	4,877	4,716	(13%)	(10%)
Desktop PCs	3,268	3,697	3,296	(12%)	(1%)
Consolidated net revenue	$14,422	$16,031	$15,017	(10%)	(4%)

Percentage of Total Net Revenue:
Servers and Networking	14%	14%	13%
Storage	3%	3%	3%
Services	14%	14%	13%
Software and Peripherals	17%	16%	17%
Mobility	29%	30%	32%
Desktop PCs	23%	23%	22%

Net Revenue by Global Segment:(1)
Large Enterprise	$4,436	$4,982	$4,587	(11%)	(3%)
Public	3,466	3,833	3,621	(10%)	(4%)
Small and Medium Business	3,477	3,560	3,355	(2%)	4%
Consumer	3,043	3,656	3,454	(17%)	(12%)
Consolidated net revenue	$14,422	$16,031	$15,017	(10%)	(4%)

Percentage of Total Net Revenue:
Large Enterprise	31%	31%	31%
Public	24%	24%	24%
Small and Medium Business	24%	22%	22%
Consumer	21%	23%	23%

Consolidated Operating Income:
Large Enterprise	$402	$467	$516
Public	271	312	352
Small and Medium Business	389	399	435
Consumer	32	61	170
Segment operating income	1,094	1,239	1,473
Broad based long-term incentives	(84)	(96)	(97)
Amortization of intangible assets	(110)	(104)	(92)
Severance and facility actions and acquisition-related	(76)	(108)	(72)
Consolidated operating income	$824	$931	$1,212

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Segment Results for Fiscal 2012 have been recast to conform to segment realignments that were completed during the first quarter of Fiscal 2013. See Supplemental Segment Information at the end of these financial tables for more information.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios")
(unaudited)

	May 4,	February 3,	April 29,
	2012	2012	2011
Assets:
Current assets:
Cash and cash equivalents	$12,814	$13,852	$14,061
Short-term investments	901	966	418
Accounts receivable, net	6,289	6,476	6,196
Short-term financing receivables, net	3,200	3,327	3,205
Inventories, net	1,472	1,404	1,276
Other current assets	3,369	3,423	3,217
Total current assets	28,045	29,448	28,373
Property, plant and equipment, net	2,119	2,124	1,987
Long-term investments	3,501	3,404	762
Long-term financing receivables, net	1,342	1,372	1,123
Goodwill	6,005	5,838	5,406
Purchased intangible assets, net	1,801	1,857	1,941
Other non-current assets	476	490	196
Total assets	$43,289	$44,533	$39,788

Liabilities and Stockholders' Equity:
Current liabilities:
Short-term debt	$3,186	$2,867	$816
Accounts payable	10,970	11,656	10,442
Accrued and other	3,076	3,934	3,590
Short-term deferred services revenue	3,582	3,544	3,282
Total current liabilities	20,814	22,001	18,130
Long-term debt	5,813	6,387	6,794
Long-term deferred services revenue	3,837	3,836	3,608
Other non-current liabilities	3,468	3,392	2,886
Total liabilities	33,932	35,616	31,418
Total stockholders' equity	9,357	8,917	8,370
Total liabilities and equity	$43,289	$44,533	$39,788

Ratios:
Days of sales outstanding (1)	43	42	40
Days supply in inventory	12	11	10
Days in accounts payable	(87)	(89)	(81)
Cash conversion cycle	(32)	(36)	(31)

Average total revenue/unit (approximate)	$1,360	$1,330	$1,380

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At May 4, 2012, February 3, 2012, and April 29, 2011, DSO and days of customer shipments not yet recognized were 39 and 4 days, 39 and 3 days, 37 and 3 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended
	May 4,	April 29,
	2012	2011
Cash flows from operating activities:
Net income	$635	$945
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	248	216
Stock-based compensation	95	99
Effects of exchange rate changes on monetary assets and
liabilities denominated in foreign currencies	(10)	-
Deferred Income Taxes	47	(63)
Provision for doubtful accounts - including financing receivables	63	47
Other	(5)	(5)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	161	471
Financing receivables	71	21
Inventories	(68)	38
Other assets	48	110
Accounts payable	(671)	(925)
Deferred services revenue	33	191
Accrued and other liabilities	(785)	(680)
Change in cash from operating activities	(138)	465

Cash flows from investing activities:
Investments:
Purchases	(673)	(240)
Maturities and sales	640	222
Capital expenditures	(142)	(137)
Proceeds from sale of facility and land	-	12
Collections on purchased financing receivables	55	67
Acquisition of business, net of cash received	(245)	(1,473)
Change in cash from investing activities	(365)	(1,549)

Cash flows from financing activities:
Repurchase of common stock	(324)	(450)
Issuance of common stock under employee plans	38	10
Issuance (repayment) of commercial paper (maturity 90 days or less), net	13	-
Proceeds from debt	596	1,930
Repayments of debt	(863)	(323)
Other	8	3
Change in cash from financing activities	(532)	1,170

Effect of exchange rate changes on cash and cash equivalents	(3)	62

Change in cash and cash equivalents	(1,038)	148

Cash and cash equivalents at beginning of period	13,852	13,913
Cash and cash equivalents at end of period	$12,814	$14,061

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The tables on the following pages set forth, for the periods indicated, a reconciliation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”) to the most comparable GAAP financial measures. These non-GAAP financial measures may not be directly comparable to similarly titled measures reported by other companies. See “Use of Non-GAAP Financial Measures” following the tables for additional information regarding Dell’s reasons for including the non-GAAP financial measures and for material limitations with respect to the usefulness of these measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	May 4,	February 3,	April 29,
	2012	2012	2011	Sequential	Yr. to Yr.

GAAP gross margin	$3,067	$3,385	$3,432	(9%)	(11%)

Non-GAAP adjustments:
Amortization of intangibles	88	83	71
Severance and facility actions and acquisition-related	12	15	8
Non-GAAP gross margin	$3,167	$3,483	$3,511	(9%)	(10%)

GAAP operating expenses	$2,243	$2,454	$2,220	(9%)	1%

Non-GAAP adjustments:
Amortization of intangibles	(22)	(21)	(21)
Severance and facility actions and acquisition-related	(64)	(93)	(64)
Non-GAAP operating expenses	$2,157	$2,340	$2,135	(8%)	1%

GAAP operating income	$824	$931	$1,212	(11%)	(32%)

Non-GAAP adjustments:
Amortization of intangibles	110	104	92
Severance and facility actions and acquisition-related	76	108	72
Non-GAAP operating income	$1,010	$1,143	$1,376	(12%)	(27%)

GAAP net income	$635	$764	$945	(17%)	(33%)

Non-GAAP adjustments:
Amortization of intangibles	110	104	92
Severance and facility actions and acquisition-related	76	108	72
Aggregate adjustment for income taxes	(60)	(63)	(59)
Non-GAAP net income	$761	$913	$1,050	(17%)	(28%)

GAAP earnings per share - diluted	$0.36	$0.43	$0.49	(16%)	(27%)
Non-GAAP adjustments per share - diluted	0.07	0.08	0.06
Non-GAAP earnings per share - diluted	$0.43	$0.51	$0.55	(16%)	(22%)

Diluted WAS	1,774	1,796	1,923

Percentage of Total Net Revenue:

GAAP gross margin	21.3%	21.1%	22.9%
Non-GAAP adjustment	0.7%	0.6%	0.5%
Non-GAAP gross margin	22.0%	21.7%	23.4%

GAAP operating expenses	15.6%	15.3%	14.8%
Non-GAAP adjustment	(0.6%)	(0.7%)	(0.6%)
Non-GAAP operating expenses	15.0%	14.6%	14.2%

GAAP operating income	5.7%	5.8%	8.1%
Non-GAAP adjustment	1.3%	1.3%	1.1%
Non-GAAP operating income	7.0%	7.1%	9.2%

GAAP net income	4.4%	4.8%	6.3%
Non-GAAP adjustment	0.9%	0.9%	0.7%
Non-GAAP net income	5.3%	5.7%	7.0%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

USE OF NON-GAAP FINANCIAL MEASURES

Dell uses non-GAAP financial measures to supplement the financial information presented on a GAAP basis. Dell believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of Dell’s segments, as management does not believe that the excluded items are reflective of Dell's underlying operating performance. Dell also believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better project Dell’s future consolidated financial performance because Dell’s forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Dell believes these non-GAAP financial measures will provide investors with useful information to help them evaluate Dell's operating results by facilitating an enhanced understanding of Dell's operating performance, and enabling them to make more meaningful period to period comparisons. Non-GAAP projections for Fiscal 2013, which are forward looking non-GAAP financial measures, exclude acquisition-related charges, severance and facility action costs, and amortization of purchased intangible assets related to acquisitions, some of which Dell cannot forecast with certainty or accuracy due to their inherently indefinite and contingent nature, thereby preventing Dell from reconciling its projections to GAAP. The historical non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude these same items. Dell provides more detail below regarding each of these items and our reasons for excluding them. In future fiscal periods, Dell expects that it may again exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in Dell’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

The non-GAAP financial measures for the periods indicated in the tables above reflect adjustments related to the following items:

• Severance and Facility Actions and Acquisition-related Costs - Severance and facility action costs are primarily related to facilities charges including accelerated depreciation and severance and benefits for employees terminated pursuant to cost synergies related to strategic acquisitions and actions taken as part of a comprehensive review of costs. Acquisition-related charges are expensed as incurred and consist primarily of retention payments, integration costs, and other costs. Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period. Integration costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of employees, costs related to full-time employees who are working on the integration, and consulting expenses. Severance and facility actions and acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although Dell may incur these types of expenses in the future, Dell believes eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

• Amortization of Intangible Assets - Amortization of purchased intangible assets consists primarily of amortization of customer relationships, acquired technology, non-compete covenants, and trade names purchased in connection with business acquisitions. Dell incurs charges relating to the amortization of these intangibles, and those charges are included in Dell’s consolidated financial statements. Amortization charges for Dell’s purchased intangible assets are inconsistent in amount and are significantly impacted by the timing and magnitude of Dell’s acquisitions. Consequently, Dell excludes these charges for purposes of calculating the non-GAAP financial measures to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

• The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

There are limitations to the use of non-GAAP financial measures. Dell's non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Further, items such as severance and facility action costs and acquisition expenses that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying on Dell’s GAAP results and using non-GAAP financial measures supplementally or for projections when comparable GAAP measures are not available. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as substitutes for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Dell provides detailed reconciliations of each historical non-GAAP financial measure to its most directly comparable GAAP measure within the financial information included with this press release and in other written materials that include such non-GAAP historical financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any historical non-GAAP financial measures.

Dell Inc
Supplemental Segment Information
(in millions, unaudited)

Fiscal 2011	Three Months Ended												Fiscal Year Ended
	April 30, 2010			July 30, 2010			October 29, 2010			January 28, 2011			January 28, 2011
	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance
Net Revenue by Global Segment (1):
Large Enterprise	$4,246	$4,341	$95	$4,549	$4,618	$69	$4,326	$4,389	$63	$4,692	$4,763	$71	$17,813	$18,111	$298
Public	3,856	3,708	(148)	4,580	4,467	(113)	4,442	4,340	(102)	3,973	3,862	(111)	16,851	16,377	(474)
Small and Medium Business	3,524	3,096	(428)	3,535	3,083	(452)	3,665	3,179	(486)	3,749	3,250	(499)	14,473	12,608	(1,865)
Consumer	3,248	3,729	481	2,870	3,366	496	2,961	3,486	525	3,278	3,817	539	12,357	14,398	2,041
Consolidated net revenue	$14,874	$14,874	$-	$15,534	$15,534	$-	$15,394	$15,394	$-	$15,692	$15,692	$-	$61,494	$61,494	$-

Percentage of Total Net Revenue (1):
Large Enterprise	28%	29%	1%	29%	30%	1%	28%	28%	0%	30%	30%	0%	29%	29%	0%
Public	26%	25%	-1%	30%	29%	-1%	29%	28%	-1%	25%	25%	0%	27%	27%	0%
Small and Medium Business	24%	21%	-3%	23%	20%	-3%	24%	21%	-3%	24%	21%	-3%	24%	21%	-3%
Consumer	22%	25%	3%	18%	21%	3%	19%	23%	4%	21%	24%	3%	20%	23%	3%

Consolidated Operating Income (1):
Large Enterprise	$283	$293	$10	$288	$289	$1	$400	$398	$(2)	$502	$510	$8	$1,473	$1,490	$17
Public	298	280	(18)	369	363	(6)	451	450	(1)	366	353	(13)	1,484	1,446	(38)
Small and Medium Business	313	301	(12)	323	298	(25)	391	365	(26)	450	419	(31)	1,477	1,383	(94)
Consumer	17	37	20	(21)	9	30	-	29	29	69	105	36	65	180	115
Segment operating income	$911	$911	$-	$959	$959	$-	$1,242	$1,242	$-	$1,387	$1,387	$-	$4,499	$4,499	$-

Fiscal 2012	Three Months Ended												Fiscal Year Ended
	April 29, 2011			July 29, 2011			October 28, 2011			February 3, 2012			February 3, 2012
	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance	As Reported	Recast	Variance
Net Revenue by Global Segment (1):
Large Enterprise	$4,477	$4,587	$110	$4,584	$4,677	$93	$4,487	$4,540	$53	$4,909	$4,982	$73	$18,457	$18,786	$329
Public	3,767	3,621	(146)	4,457	4,329	(128)	4,375	4,287	(88)	3,949	3,833	(116)	16,548	16,070	(478)
Small and Medium Business	3,768	3,355	(413)	3,709	3,306	(403)	3,712	3,326	(386)	3,977	3,560	(417)	15,166	13,547	(1,619)
Consumer	3,005	3,454	449	2,908	3,346	438	2,791	3,212	421	3,196	3,656	460	11,900	13,668	1,768
Consolidated net revenue	$15,017	$15,017	$-	$15,658	$15,658	$-	$15,365	$15,365	$-	$16,031	$16,031	$-	$62,071	$62,071	$-

Percentage of Total Net Revenue (1):
Large Enterprise	30%	31%	1%	29%	30%	1%	29%	29%	0%	30%	31%	1%	30%	30%	0%
Public	25%	24%	-1%	28%	28%	0%	29%	28%	-1%	25%	24%	-1%	27%	26%	-1%
Small and Medium Business	25%	22%	-3%	24%	21%	-3%	24%	22%	-2%	25%	22%	-3%	24%	22%	-2%
Consumer	20%	23%	3%	19%	21%	2%	18%	21%	3%	20%	23%	3%	19%	22%	3%

Consolidated Operating Income (1):
Large Enterprise	$504	$516	$12	$448	$460	$12	$441	$446	$5	$461	$467	$6	$1,854	$1,889	$35
Public	370	352	(18)	484	466	(18)	463	454	(9)	327	312	(15)	1,644	1,584	(60)
Small and Medium Business	463	435	(28)	404	380	(24)	386	367	(19)	412	399	(13)	1,665	1,581	(84)
Consumer	136	170	34	73	103	30	76	99	23	39	61	22	324	433	109
Segment operating income	$1,473	$1,473	$-	$1,409	$1,409	$-	$1,366	$1,366	$-	$1,239	$1,239	$-	$5,487	$5,487	$-

(1) In the first quarter of Fiscal 2013, Dell made certain segment realignments in order to conform to the way Dell internally manages segment performance. These realignments affected all of Dell's operating segments, but primarily consisted of the transfer of small office business customers from the Small and Medium Business segment to the Consumer Segment. Dell has recast prior period amounts to provide visibility and comparability. None of these changes impacts Dell's previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

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